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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF MILLER, HAMILTON, SNIDER & ODOM, L.L.C.]


                                February 21, 2002

The Colonial BancGroup, Inc.
P. O. Box 1108
Montgomery, AL  36101

      Re:  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to The Colonial BancGroup, Inc., a Delaware corporation ("BancGroup") in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Registration Statement"). The Registration Statement relates to the offer for sale of 4,600,000 shares of Preferred Securities (the "Preferred Securities") of Colonial Capital Trust III, a statutory business trust formed at the direction of BancGroup under the laws of the State of Delaware (the "Trust") and the guarantee of BancGroup with respect to the Preferred Securities (the "Guarantee Agreement") and Junior Subordinated Debentures to be issued by BancGroup to the Trust, and such transactions as further described in the Registration Statement (the "Offering"). Other capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement. As counsel to BancGroup, we have been requested to render this opinion.

         For the purpose of rendering the opinions set forth herein, we have been furnished with and have examined the following documents:

                  1. The Amended and Restated Certificate of Incorporation and Bylaws of BancGroup, each as amended to date;

                  2. The Registration Statement;

                  3. The form of Preferred Securities Guarantee Agreement, attached as Exhibit 4.9 to the Registration Statement and the form of the Common Securities Guarantee Agreement, attached as Exhibit 4.10 to the Registration Statement (collectively, the "Guarantee Agreements");

                  4. The form of Junior Subordinated Indenture, attached as
         Exhibit 4.1 to the Registration Statement, and the First Supplemental Indenture, attached as Exhibit 4.2 to the Registration Statement (collectively, the "Indenture"), and the form of Junior Subordinated Debenture included in the form of First Supplemental Indenture;

                  5. Records of the meetings of the Board of Directors of BancGroup pertaining to the Offering, including the power of attorney used by the Board of Directors to authorize the filing of the Registration Statement; and

                  6. Such other documents, including certificates of corporate and public officials, as we have deemed necessary to issue the opinions contained herein.

         With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of BancGroup such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

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         Based upon the foregoing, we are of the of the opinion that:

         1. BancGroup has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Guarantee Agreements, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of BancGroup enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws or similar laws affecting the rights of creditors generally and subject to general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is also subject to the following comments and qualifications:

         (a) The enforceability of certain provisions of the Indenture and the Guarantee Agreements may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

         (b) The enforceability of provisions in the Indenture, the Junior Subordinated Debentures and the Guarantee Agreements, to the extent that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

         (c) We advise you that, under certain circumstances, a guarantee executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is deemed to be liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.

         Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

         This opinion is limited to the current federal securities laws, the current laws of the State of Alabama and the current General Business Corporation Law of the State of Delaware, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to supplement it should the such laws be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In consenting to the inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                                     Sincerely,

                                     /s/ Miller, Hamilton, Snider & Odom, L.L.C.



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